EXHIBIT 10.4

CONSULTANT COMPENSATION AGREEMENT

THIS CONSULTANT COMPENSATION AGREEMENT (the "Agreement") is made this 27th day of October 2003, between Global Precision Medical Inc., a British Columbia company ("GPMI"), having its address at 536 – 1489 Marine Drive, West Vancouver B.C., V7T 1B8, and Gregory J. Ledding  (“GJL”) having an address at 314 – 850 West  Hastings Street, Vancouver, BC, V6C 1E1, Canada, who has executed and delivered this Agreement by the execution and delivery of the Counterpart Signature Page which is designated as Exhibit "A".

WHEREAS, the Board of Directors of GPMI has adopted a written compensation agreement for compensation of GJL, a natural person; and

WHEREAS, GPMI engaged GJL to provide services at the request of and subject to the satisfaction of its management, for which GPMI agrees to compensate GJL; and

WHEREAS, GJL has provided services at the request and subject to the approval of the management of GPMI; and

WHEREAS, a general description of the nature of the services performed and to be performed and the maximum value of such services under the Agreement is set forth in Exhibit “B” thereto; and

WHEREAS, GPMI and GJL intend that the Agreement and the services performed hereunder were and shall be made, requested and performed in such a manner that the Agreement shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which GPMI may issue "freely tradable" Common Shares (except as may be limited by "affiliate" status) in its capital stock (the “Shares”) as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by GPMI;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

Section 1

Compensation Plans

1.1

Employment.  GPMI hereby employs GJL and GJL hereby accepts such employment, and has performed and, if applicable, will perform the services requested by management of GPMI to its satisfaction during the term hereof.  The services performed by GJL hereunder have been and will be personally rendered by GJL and no one acting for or on behalf of GJL, except those persons normally employed by GJL in rendering services to others, such as secretaries, bookkeepers and the like.

1.2

Independent Contractor.  Regardless of GJL's status as "employee" under Rule 405 of the Commission, all services rendered by GJL hereunder have been rendered as an independent contractor, and GJL shall be liable for any taxes, withholding or other similar taxes or charges, and GJL shall indemnify and hold GPMI harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by GJL in computing the billable rate for the services GJL has rendered and agreed to render to GPMI.

1.3

Term.  All services performed at the request of GPMI by GJL have either been performed or completed, or shall be performed within twelve months from the date hereof, at which time the Agreement shall terminate.

1.4

Payment.  GPMI and GJL agree that GPMI shall pay the invoices of GJL for the services performed under the Agreement by the issuance of Shares with an agreed upon value of $0.20 per share; provided, however, that the Shares shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering the Shares with the Commission.

1.5

Invoices for Services. GJL has provided or shall provide GPMI with written invoices detailing the services duly performed and/or the retainer or flat fee for such services.  Such invoices shall be paid by GPMI in accordance with Section 1.4 above. The submission of an invoice for the services performed by GJL shall be deemed to be a subscription to purchase Shares at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering the Shares with the Commission.

1.6

Common Share Price.  To the extent deemed required or necessary and for all purposes of the Agreement, GJL shall have an "option" with a cashless exercise, covering the Shares at the per share price set forth in paragraph 1.4 above during the term hereof; GJL assume the risk of any decrease in the per share price or value of the Shares that may be issued by GPMI for services performed by GJL hereunder, and GJL agrees that any such decrease shall in no way affect the rights, obligations or duties of GJL hereunder.

1.7

Limitation on Services.  None of the services rendered by GJL and paid for by the issuance of Shares shall be services related to any "capital raising" transaction.

1.8

Delivery of Shares.  Subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering the Shares, one or more stock certificates representing the Shares shall be delivered to GJL at the address listed on the Counterpart Signature Pages, unless another address shall be provided to GPMI in writing prior to the issuance of the Shares.

1.9

Adjustments in the Number of Common Shares in the Capital Stock and Price per Share.  GPMI and GJL agree that the per share price of the Shares that may be issued by GPMI to GJL for services performed under the Agreement has been arbitrarily set by GPMI, and was determined based upon an agreed upon value of the Shares at the time of this Agreement; however, in the event GPMI shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its Common Shares or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding Common Shares in the capital stock of GPMI prior to the issuance of the Shares to GJL, that the per share price and the number of Shares issuable to GJL for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

Section 2

Representations and Warranties of GPMI

GPMI represents and warrants to, and covenants with, GJL as follows:

2.1

Corporate Status.  GPMI is a company duly organized, validly existing and in good standing under the laws of the state of Wyoming.

2.2

Compensation Plans.  The Board of Directors of GPMI has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which GPMI may issue "freely tradable" Common Shares in its capital stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by GPMI.

2.3

Registration Statement on Form S-8.  GPMI shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the Shares to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of GPMI; and GPMI will provide to GJL prior to the issuance and delivery of the Shares a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

2.4

Federal and State Securities Laws, Rules and Regulations. GPMI shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of the Shares.

2.5

Limitation on Services.  GPMI shall not request GJL to perform any services in connection with any "capital raising" transaction under the Agreement.

2.6

Reports with the Commission.  GPMI is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and GPMI has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

2.7

Corporate Authority and Due Authorization.  GPMI has full corporate power and authority to enter into the Agreement and to carry out its obligations hereunder.  Execution of the Agreement and performance by GPMI hereunder have been duly authorized by all requisite corporate action on the part of GPMI, and the Agreement constitutes a valid and binding obligation of GPMI and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of GPMI.

Section 3

Representations and Warranties of GJL

GJL represents and warrants to, and covenants with, GPMI as follows:

3.1

Employment.  GJL hereby accepts employment by GPMI for the services performed pursuant to this Agreement. The services performed by GJL hereunder have been personally rendered by GJL and persons whom he employs or contracts with in the regular course of business.

3.2

Sophisticated Investors.  GJL represents and warrants that, by reason of income, net assets, education, background and business acumen, GJL has the experience and knowledge to evaluate the risks and merits attendant to an investment in Common Shares in the capital stock of GPMI, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment of services.

3.3

Suitability of Investment.  Prior to the execution of the Agreement, GJL shall have provided the services outlined in the respective Counterpart Signature Pages to GPMI, and GJL fully believes that an investment in Common Shares in the capital stock of GPMI is a suitable investment for GJL

3.4

Limitation on Services.  None of the services rendered by  GJL and paid for by the issuance of the Shares shall be services related to any "capital raising" transaction.

3.5

Authority and Authorization.  GJL has full power and authority to enter into the Agreement and carry out the obligations hereunder.  Execution of the Agreement and performance by GJL hereunder constitutes a valid and binding obligation of GJL and performance hereunder will not violate any other agreement to which he is a party.

Section 4

Indemnity

4.1

GPMI and GJL agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of GPMI to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

Section 5

Termination

5.1

Prior to the performance of services hereunder, the Agreement may be terminated (1) by mutual consent of GPMI and GJL in writing; (2) by either the Directors of GPMI or GJL if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of GPMI to pay for any services actually rendered by GJL hereunder shall survive any such termination.

Section 6

General Provisions

6.1

Further Assurances.  At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of the Agreement.

6.2

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered, over night or certified mail.

6.3

Entire Agreement.  The Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

6.4

Headings.  The section and subsection headings in the Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

6.5

Governing law.  The Agreement shall be governed by and construed and enforced in accordance with the laws of British Columbia.

6.6

Assignment.  Neither GPMI nor GJL can assign any rights, duties or obligations under the Agreement, and in the event of any such assignment, such assignment shall be deemed null and void.

6.7

Counterparts.  The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed the Agreement effective the day and year first above written.

GLOBAL PRECISION MEDICAL INC.

_/s/ Lindsay B. Semple____________

Lindsay B. Semple

CEO and Director

EXHIBIT "A"

CONSULTANT COMPENSATION AGREEMENT

Counterpart Signature Page

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between Global Precision Medical Inc. and the undersigned Consultant is executed as of the date set forth herein below.

Consultant:

  /s/ Gregory J. Ledding

Date: October 27th, 2003

Gregory J. Ledding

EXHIBIT “B’

Number of Shares and Maximum Value of Services

The number of Common Shares in the capital stock of Global Precision Medical Inc. (the “Company”) to be issued to GJL under an S-8 registration is not to exceed 200,000 (Two Hundred Thousand) with the actual number issued dependent in the view of the Board of Directors on the degree of accomplishment of the services to be performed on behalf of the Company by GJL as set out below under General Description of Services to be Performed.

The maximum value of the services to be provided at a deemed price of US $0.20 will amount to a maximum of US $40,000.

General Description of Services to be Performed

It was stated in the Annual Report filed by way of a FORM 20-F that, “The Company is in the development stage and currently has no products approved for sale or use. The Company will not be able to sell significant quantities of its products until such time, if ever, as it receives regulatory approval to commercially market such products, and thus the Company's long-term viability, growth, and profitability will depend upon successful testing, approval, and commercialization of the URO-Stent or other products resulting from its research and development activities.”  Therefore the Board of Directors recognizes the need to work with consultants who could provide the advice and guidance to management and the board in moving forward with the Company’s strategy to commercialize the Russian URO-Stent into Western markets and transfer the technology and production of the device and catheter delivery system to Canada.  GJL agrees to negotiate on behalf of the Company a worldwide license with MDMI for the right to use Thermal Ablation Technology for treating BPH.  GJL further agrees to negotiate on behalf of the company a research and development agreement with MDMI outlining the terms and conditions of the license, the program adapting Thermal Ablation Technology for use with the URO-Stent, arranging clinical trials, obtaining regulatory and licencing approvals in designated countries and coordinating product development, manufacturing and marketing.

Gregory J. Ledding

314 – 850 West Hastings Street, Vancouver BC, V6C 1E1, Canada

November 30, 2003

Lindsay Semple,

Chief Executive Officer

Global Precision Medical Inc.

536-1489 Marine Drive

West Vancouver B.C.V7T 1B8

Re: Global Precision Medical Inc.

Dear Mr. Semple:

This will confirm the rendering of consulting services under my Consultant and Compensation Agreement in the amount of U.S. $16,200.  I understand that I will be issued 81,000 Common Shares in the capital stock of Global Precision Medical Inc. under an S-8 Registration.

Sincerely,

Gregory J. Ledding

Gregory J. Ledding

314 – 850 West Hastings Street, Vancouver BC, V6C 1E1, Canada

January 30, 2004

Lindsay Semple,

Chief Executive Officer

Global Precision Medical Inc.

536-1489 Marine Drive

West Vancouver B.C.V7T 1B8

Re: Global Precision Medical Inc.

Dear Mr. Semple:

This will confirm the rendering of consulting services under my Consultant and Compensation Agreement in the amount of U.S. $23,800.  I understand that I will be issued 119,000 Common Shares in the capital stock of Global Precision Medical Inc. under an S-8 Registration.

Sincerely,

Gregory J. Ledding